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As filed with the Securities and Exchange Commission on July 24, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0447695 (I.R.S. Employer Identification Number)

1600 West Merit Parkway,
South Jordan,
Utah 84095
(801) 253-1600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive officer)

Brian G. Lloyd
Chief Legal Officer
and Corporate Secretary
1600 West Merit Parkway
South Jordan, Utah 84095
(801) 253-1600
(Name, address, including zip code, and telephone
number, including area code, of agent for service)	Copies to: Bryan T. Allen Matthew G. Wright Parr Brown Gee & Loveless 101 E 200 S, Suite 700 Salt Lake City, Utah 84111 (801) 532-7840

Approximate date of commencement of the proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller public company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒	Accelerated Filer ☐	Non-Accelerated Filer ☐	Smaller Reporting Company ☐ Emerging Growth Company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee(2)(4)

Common Stock, without par value	—	—	—	—

Debt securities	—	—	—	—

Warrants	—	—	—	—

Units	—	—	—	—

Total	—	—	—	—

(1)
Any securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)
Information omitted pursuant to Form S-3 General Instruction II.E.

(3)
An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder (to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities, including under any applicable anti-dilution provisions).

(4)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee, except for $6,930.00, which amount was previously paid by the registrant with respect to the unsold portion of the $200,000,000 of securities that were previously registered pursuant to Registration Statement No. 333-193059 (filed by the registrant on December 23, 2013, amended on March 14, 2014 and declared effective on May 22, 2014). In accordance with Rule 457(p) under the Securities Act of 1933, as amended, because this registration statement is being filed within five years of Registration Statement No. 333-193059, the unused amount of the registration fee paid with respect to Registration Statement No. 333-193059 is carried over to this registration statement and will be used by the registrant to offset registration fees that become due in connection with the issuance of securities registered hereunder. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.

PROSPECTUS

MERIT MEDICAL SYSTEMS, INC.

Common Stock
Debt Securities
Warrants
Units

        From time to time, we may offer and sell the securities described in this prospectus separately or together in any combination, including as units, in one or more classes or series, and in amounts, at prices, and on terms that we will determine at the time of any such offering. Additionally, in certain circumstances, selling security holders identified in any accompanying prospectus supplement who acquire or have acquired securities from us may offer the securities for resale, separately, together or in units, under this prospectus.

        This prospectus provides you with a general description of the securities we or any selling security holders may offer. When we or any selling security holders decide to sell securities under this prospectus, we will describe the specific terms of the securities to be offered and sold, as well as the specific amounts, prices, and terms thereof, in a supplement to this prospectus. Information related to securities sold under this prospectus and any accompanying prospectus supplement may also be set forth in one or more free writing prospectuses or in one or more documents incorporated by reference in this prospectus. Any prospectus supplement or related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement, and any related free writing prospectus before you make your investment decision.

        Our common stock is listed on The NASDAQ Global Select Market, or NASDAQ, under the symbol "MMSI." The last reported sale price of our common stock on NASDAQ on July 23, 2018 was $56.20 per share. We will indicate in any prospectus supplement if the securities offered thereby will be listed on any securities exchange.

        The proceeds that we receive from any sales by us of the securities offered under this prospectus and any accompanying prospectus supplement will be reduced by any registration and offering fees and expenses. We will receive no proceeds from any sale by selling security holders of the securities covered by this prospectus and any accompanying prospectus supplement, but we may, in some cases, pay certain registration and offering fees and expenses on their behalf.

        The securities may be offered and sold by us or by selling security holders directly to you, through one or more underwriters, dealers, and agents, or through underwriting syndicates managed or co-managed by one or more underwriters, on a continuous or delayed basis. If we or any selling security holders use any underwriters, dealers or agents to sell the securities, their names and information about their compensation will be set forth in a prospectus supplement.

        You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Investing in our securities involves risks. You should carefully consider the risk factors described in this prospectus, including under "Risk Factors," beginning on page 1, as well as similarly titled sections that may appear in or may be incorporated by reference into any applicable prospectus supplement and in the documents incorporated by reference in this prospectus prior to investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 24, 2018

ABOUT THIS PROSPECTUS

        Unless otherwise indicated in this prospectus or any prospectus supplement, or the context otherwise requires, all references to Merit, our company, we, us, or our mean Merit Medical Systems, Inc. and its consolidated subsidiaries.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, as a "well-known seasoned issuer" (as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act), utilizing an automatic shelf registration process. Under this shelf registration process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer and sell securities, we will provide potential investors with a prospectus supplement that will contain specific information about that offering, including the terms of the securities offered, the offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation, and other specific material terms related to the offering of the securities (which may include a description of U.S. federal income tax considerations relating to the securities). We may also authorize one or more free writing prospectus to be provided to you that may contain information relating to that offering. To the extent that this prospectus is used by any security holder to resell any securities, information with respect to the security holder and the terms of the securities being offered will be contained in a prospectus supplement.

        This prospectus and any prospectus supplement, free writing prospectus, and document incorporated by reference include, or will include, material information relating to the securities offered under our registration statement. You should read such materials carefully before deciding to participate in any offering. You should rely only on the information we have provided or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information and if anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus, the applicable prospectus supplement, any free writing prospectus we may provide to you in connection with any offering and the documents incorporated by reference herein will be accurate only as of their respective dates, regardless of the time such information is delivered. Our business, financial condition and results of operations may have changed since any such date.

        Any prospectus supplement, free writing prospectus or other document filed with the SEC in the future and incorporated by reference herein may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. In case of a conflict or inconsistency among information contained in this prospectus and information in any prospectus supplement, free writing prospectus or document incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        You should be aware that any representations, warranties, covenants or similar provisions contained in agreements filed as an exhibit to this prospectus and any prospectus supplement or document incorporated by reference herein are made solely for the benefit of the parties to such agreements. In each case, such provisions were specifically negotiated between the applicable parties and, in some cases, are intended chiefly to allocate risk. Consequently, you do not have the benefit of any such provisions and should in no case rely on them in deciding whether to invest in our securities.

        This prospectus contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein. All such summaries are qualified in their entirety by reference to the actual documents, which you should carefully review. Copies of the documents referred to herein have generally been filed, or will be filed, with the SEC. You may obtain copies of such documents as described under "Where You Can Find More Information."

i

        Any industry and market data contained or incorporated by reference in this prospectus are based either on our management's own estimates or on independent industry publications, reports by market research firms or published independent sources. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy or completeness, as industry and market data are subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey. Accordingly, you should be aware that the industry and market data contained or incorporated by reference in this prospectus, and estimates and beliefs based on such data, may not be reliable. Unless otherwise indicated, all information contained or incorporated by reference in this prospectus concerning our industry in general or any segment thereof, including information regarding our general expectations and market opportunity, is based on management's estimates using internal data, data from industry related publications, consumer research and marketing studies, and other externally obtained data.

        This prospectus and any prospectus supplement, free writing prospectus, and document incorporated by reference herein include or may include trademarks, tradenames and service marks that are our property or the property of licensors or other third parties. Solely for convenience, such trademarks and tradenames may appear without any ™ or ® symbol. However, failure to include such symbols is not intended to suggest, in any way, that we will not assert our rights or the rights of any applicable licensor or other third party to such trademarks, tradenames and service marks.

        In certain jurisdictions, the distribution of this prospectus and any accompanying prospectus supplement or free writing prospectus, and the offering of our securities, may be restricted by law. Persons outside the United States who come into possession of this prospectus and any accompanying prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of securities described therein and the distribution of this prospectus and any accompanying prospectus supplement or free writing prospectus in their jurisdiction. Neither this prospectus nor any accompanying prospectus supplement or free writing prospectus constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

 ABOUT MERIT MEDICAL SYSTEMS, INC.

        We are a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. We strive to be the most customer-focused company in healthcare. Each day we are determined to make a difference by understanding our customers' needs and innovating and delivering a diverse range of products that improve the lives of people and communities throughout the world. We believe that long-term value is created for our customers, employees, shareholders, and communities when we focus outward and are determined to deliver an exceptional customer experience.

        We currently conduct our business through two financial reporting segments: cardiovascular (which includes four of our five core product groups, namely, peripheral intervention, cardiac intervention, interventional oncology and spine, and cardiovascular and critical care) and endoscopy. Our five core product groups are as follows:

  •
  Peripheral intervention, which includes products designed to alleviate patient suffering from peripheral vascular and nonvascular diseases;

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  Cardiac intervention, which includes products designed to aid in the treatment of various cardiac conditions specific to interventional cardiology and electrophysiology, including cardiac rhythm management and cardiac resynchronization therapy;

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  Interventional oncology and spine, which includes vertebral augmentation products for the treatment of vertebral compression fractures as well as medical devices used to treat metastatic spine tumors;

  •
  Cardiovascular and critical care, which includes products designed for infection prevention, clinician safety and hemodynamic monitoring, and custom procedure packs; and

  •
  Endoscopy, which integrates advanced non-vascular stent technology with balloon dilators, inflation devices, guide wires, procedure kits, and other devices used by gastroenterologists, endoscopists, pulmonologists, and thoracic and general surgeons.

        We provide our products to hospitals and clinic-based cardiologists, radiologists, neurologists, nephrologists, vascular surgeons, orthopaedic surgeons, interventional gastroenterologists and pulmonologists, endoscopists, thoracic surgeons, physiatrists (pain management physicians), general surgeons, thoracic surgeons, oncologists, electrophysiologists, technicians, and nurses. Hospitals and acute care facilities in the United States generally purchase our products through our direct sales force, distributors, OEM partners, or custom procedure tray manufacturers who assemble and combine our products in custom kits and packs. Outside the United States, hospitals and acute care facilities generally purchase our products through our direct sales force, or, in the absence of a sales force, through independent distributors or OEM partners.

        Merit Medical Systems, Inc. was incorporated in 1987 as a Utah corporation. We conduct our operations through a number of domestic and foreign subsidiaries. Our principal offices and world headquarters are located at 1600 West Merit Parkway, South Jordan, Utah 84095, and our telephone number is (801) 253-1600. We maintain an Internet website at www.merit.com.

        We do not incorporate by reference into this prospectus or any accompanying prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus or any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

        The information included or incorporated by reference in this prospectus contains forward-looking statements about us, our industry, our securities, and any offering that may be conducted hereunder, all of which involve substantial risks and uncertainties. We intend such statements, and all subsequent forward-looking statements attributable to us or persons acting on our behalf in connection with any offering, to be expressly qualified in their entirety by these cautionary statements and covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. All statements included or incorporated by reference in this prospectus, other than statements of historical facts, are forward-looking statements for purposes of these provisions, including projections of earnings, revenues or other financial items, statements of the plans and objectives of our management for future operations, statements concerning proposed new products or services, statements regarding the integration, development or commercialization of any business or assets acquired from other parties, statements regarding future economic conditions or performance, and statements of assumptions underlying any of the foregoing. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievement to be materially different from those expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "may," "might," "plan," "potential," "project," "will," "would," "seek," "should," "could," "can," "predict," "potential," "continue," "objective" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology. However, not all forward-looking statements contain such identifying words.

        The offering, our future results, and any forward-looking statements included or incorporated by reference in this prospectus are subject to inherent risks and uncertainties, including the following:

  •
  risks relating to managing growth, particularly if accomplished through acquisitions, and the integration of acquired businesses;

  •
  risks relating to protecting our intellectual property;

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  claims by third parties that we infringe their intellectual property rights which could cause us to incur significant legal or licensing expenses and prevent us from selling our products;

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  greater scrutiny and regulation by governmental authorities, including risks relating to the subpoena we received in October 2016 from the U.S. Department of Justice seeking information on our marketing and promotional practices;

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  risks relating to physicians' use of our products in unapproved circumstances;

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  regulatory clearance processes of the U.S. Food and Drug Administration, or FDA, and other governmental authorities and any failure to obtain and maintain required regulatory clearances and approvals;

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  disruption of our critical information systems or material breaches in the security of our systems;

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  failure to comply with export control laws, customs laws, domestic procurement laws, sanctions laws and other laws governing our operations in the U.S. and other countries, which could subject us to civil or criminal penalties, other remedial measures and legal expenses;

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  risks relating to significant adverse changes in, or our failure to comply, with governing regulations;

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  restrictions and limitations in our debt agreements and instruments, which could affect our ability to operate our business and our liquidity;

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  expending significant resources for research, development, testing and regulatory approval or clearance of our products under development and any failure to develop the products, any failure of the products to be effective or any failure to obtain approvals for commercial use;

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  violations of laws targeting fraud and abuse in the healthcare industry;

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  risks relating to healthcare reform legislation negatively affecting our financial results, business, operations or financial condition;

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  changes in the regulatory approval process and requirements in foreign countries, which could force us to incur additional expense or experience delays or uncertainties;

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  loss of key personnel;

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  product liability claims;

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  failure to report adverse medical events to the FDA, which may subject us to sanctions that may materially harm our business;

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  failure to maintain or establish sales capabilities on our own or through third parties, which may result in our inability to commercialize any of our products in countries where we lack direct sales and marketing capabilities;

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  the addressable market for our product groups being smaller than our estimates;

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  demands for price concessions resulting from consolidations in the healthcare industry, group purchasing organizations, public procurement policies or other factors beyond our control;

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  our inability to compete in markets, particularly if there is a significant change in relevant practices or technology;

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  the effect of evolving U.S. and international laws and regulations regarding privacy and data protection;

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  fluctuations in foreign currency exchange rates negatively impacting our financial results;

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  termination or interruption of, or a failure to monitor, our supply relationships or increases in the price of our component parts, finished products, third-party services or raw materials, particularly petroleum-based products;

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  our inability to accurately forecast customer demand for our products or manage our inventory;

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  changes in international and national economic and industry conditions;

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  inability to generate sufficient cash flow to fund our debt obligations, capital expenditures, and ongoing operations;

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  risks relating to our revenues being derived from a few products and medical procedures;

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  risks relating to work stoppage, transportation interruptions, severe weather and natural disasters;

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  fluctuations in our effective tax rate adversely affecting our business, financial condition or results of operation;

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  limits on reimbursement imposed by governmental and other programs;

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  failure to comply with applicable environmental laws and regulations;

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  volatility of the market price of our common stock;

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  dilution as a result of future equity offerings;

v

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  risks relating to the sufficiency of demand for our common stock, the price we are able to obtain for our common stock and satisfaction of customary closing conditions for the offering; and

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  other factors and risks described or referenced in documents filed with the SEC.

        The foregoing list sets forth many, but not all, of the factors that could impact our ability to achieve results described in any forward-looking statements. You should understand that it is not possible to predict or identify all such factors and should not consider this list to be a complete statement of all potential risks and uncertainties.

        Given these risks and uncertainties, you are cautioned not to place undue reliance on any forward-looking statement set forth in this prospectus, any prospectus supplement or any free writing prospectus.

        All forward-looking statements included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus speak only as of the date made, are based on information available to us as of such date and are subject to change. We assume no obligation to update or revise any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect the occurrence of any future developments or events. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections. Although we believe that the assumptions and expectations reflected in the forward-looking statements included or incorporated by reference in this prospectus are reasonable, our actual results will likely differ, and may differ materially, from anticipated results.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement on Form S-3 that we filed with the SEC, but the registration statement includes additional information and also attaches exhibits that are referenced in this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

        We also file annual reports, quarterly reports, proxy statements, and other documents and information with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The public may read and copy any materials we file with the SEC, including the registration statement of which this prospectus are a part, at the SEC's Public Reference Room at 100 F Street, N.E., Room 2521, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or visiting the SEC's internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. General information about our company, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.merit.com. Such information is uploaded as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on or available through our website is not a part of our registration statement, this prospectus or any prospectus supplement and you should not rely on any such information in deciding whether to participate in any offering of our securities.

INCORPORATION BY REFERENCE

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing documents filed with the SEC. Any information referenced this way is considered part of this prospectus. We incorporate by reference into the prospectus the following documents which have been filed with the SEC:

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  Our Annual Report on Form 10-K for our fiscal year ended December 31, 2017, filed with the SEC on March 1, 2018, or the 2017 Annual Report;

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  The information specifically incorporated by reference into our 2017 Annual Report from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2018, as amended on April 23, 2018;

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  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 10, 2018, or the Q1 2018 Quarterly Report;

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  The information contained in (a) Items 2.01, 2.03, and 9.01(a) of our Current Report on Form 8-K, filed with the SEC on February 21, 2018, (b) our Current Report on Form 8-K, filed with the SEC on May 31, 2018, as amended on June 4, 2018, and (c) Item 5.02 of our Current Report on Form 8-K, filed with the SEC on July 23, 2018; and

  •
  The description of our shares of common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 1990, including any subsequent amendment or report filed for the purpose of updating such description.

        In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus, other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 on Form 8-K (which shall not be deemed incorporated by reference herein or in any accompanying prospectus supplement). The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

        Any information filed by us with the SEC and incorporated herein by reference subsequent to the date of this prospectus will automatically be deemed to update and supersede previously filed information to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. For instance, after we file each Annual Report on Form 10-K filed with the SEC, any prior Annual Report on Form 10-K will be deemed to be automatically superseded in its entirety.

        Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of the information that has been or may be incorporated by reference in this prospectus. Direct any request for copies to:

Merit Medical Systems, Inc.
1600 West Merit Parkway
South Jordan, Utah 84095
Attention: Brian G. Lloyd
Phone: (801) 253-1600

        Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

RISK FACTORS

        Investing in our securities involves a high degree of risk. You should carefully consider the risks, uncertainties, and assumptions discussed under the heading "Risk Factors" in our 2017 Annual Report, which is incorporated herein by reference. Our 2017 Annual Report will be amended, supplemented or superseded from time to time by other annual, quarterly, current, and other reports we file with the SEC, including, for instance, our Q1 2018 Quarterly Report, and you should carefully review the risk factors discussed in any subsequently filed reports. The risks and uncertainties we have described in our 2017 Annual Report and our Q1 2018 Quarterly Report, and which we may describe in future reports, are not the only ones we face. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could in turn cause the trading price of our common stock or other securities to decline, and you could lose all or part of your investment in our securities.

        In addition, any prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in such securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in such prospectus supplement or appearing or incorporated by reference in this prospectus.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents our ratio of earnings to fixed charges on a consolidated basis during the periods indicated. We had no preferred stock outstanding for any period presented, and accordingly our ratio of earnings to combined fixed charges and preferred stock dividends is the same as our ratio of earnings to fixed charges. The following table should be read in conjunction with our financial statements included in our Q1 2018 Quarterly Report and our 2017 Annual Report (each incorporated by reference herein), including the notes thereto, and the other financial information included or incorporated by reference herein. See Exhibit 12.1 hereto for additional detail regarding the computation of earnings to cover fixed charges.

Three Months Ended March 31,
2018
Ratio of earnings to fixed charges(1)	2.7

	Year Ended December 31,
	2017	2016	2015	2014	2013
Ratio of earnings to fixed charges(1)	3.9	2.9	4.0	3.5	2.6

(1)
For purposes of computing the ratio of earnings to fixed charges, earnings were calculated by adding (x) pre-tax earnings from continuing operations and (y) fixed charges (excluding capitalized interest). Fixed charges consist of the sum of (a) interest expense on long-term and short-term debt (including capitalized interest), (b) estimated interest within rental expense and (c) amortization of capitalized interest. As of the date of this prospectus, we have no shares of preferred stock outstanding and, consequently, no preference dividends that would impact our ratio of earnings to fixed charges as disclosed above.

 USE OF PROCEEDS

        Unless the prospectus supplement for a particular offering states otherwise, we intend to use the net proceeds from any securities sold by us pursuant to this registration statement for general corporate purposes, which may include, but are not limited to, business and product acquisitions, capital expenditures, debt repayment (which may increase capacity under our existing credit lines and, in turn, allow us to incur additional debt to fund acquisitions and other corporate purposes), repurchases of our common stock and working capital.

        Until the net proceeds have been used, we may temporarily invest them in short-term investments, including marketable securities, in accordance with our investment policy.

        We will have significant discretion in the use of any net proceeds from any sale of our securities and you will be relying on the judgment of our management regarding the application of such proceeds. If we elect a different or more specific use of proceeds at the time of we offer any securities pursuant to this prospectus, we will include a description thereof in the applicable prospectus supplement.

        We will not receive any proceeds from securities offered for resale by selling security holders.

 DILUTION

        To the extent required in connection with any offering of our common stock, we will disclose in the applicable prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in that offering:

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  the net tangible book value per share of our common stock before and after the offering;

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  the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

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  the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

 THE SECURITIES WE MAY OFFER

        We may use this prospectus to offer, and selling security holders may use this prospectus to offer for resale, shares of common stock, debt securities, warrants to purchase shares of common stock, and units consisting of a combination of two or more of these classes of securities.

        The following four sections of this prospectus briefly summarize the general terms and provisions of the securities that we may offer or that selling security holders may offer for resale. The applicable prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities. You should read the particular terms of the securities as described in any prospectus supplement, together with the provisions of our Amended and Restated Articles of Incorporation, as amended, referred to herein as our Articles, and our Second Amended and Restated Bylaws, referred to herein as our Bylaws, and any relevant instrument and agreement relating to such securities. The specific terms of the securities offered may differ from the terms discussed below and you should always read the instrument(s) and agreement(s) defining the terms of the securities in their entirety before you make an investment decision with respect to such securities.

        This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

        We may issue, and selling security holders may offer for resale, shares of our common stock. We are authorized to issue 100,000,000 shares of common stock, no par value per share. We are also authorized to issue 5,000,000 shares of preferred stock, no par value per share. If issued, preferred shares would likely have preference over our common stock in various ways, which would be set forth in our Articles in effect at the time of any issuance of such preferred shares. Subject to the provisions and limitations set forth in our Articles, our board of directors has authority to issue these preferred shares at such time, in such amount, at such price, and with such preferences over our common stock, as it desires. As of July 23, 2018, approximately 50,660,548 shares of common stock, and no shares of preferred stock, were issued and outstanding.

        The following description of the provisions of our Articles and Bylaws related to our common stock are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Voting, Dividends, Preference, and Liquidation

        Holders of outstanding shares of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. Our common stock does not have cumulative voting rights, meaning holders of a majority of our common stock can elect all of our directors. Our board of directors is divided into three classes of directors, and the term of service for each expires every third year. This means that it would likely take two years for our shareholders to remove a majority of our directors or to vote a majority of our directors into office. Certain fundamental changes, including mergers, liquidation, and dissolution, require approval by two-thirds of the holders of outstanding shares of our common stock, which may have an anti-takeover effect.

        Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. We have never issued a cash dividend on our common stock and do not anticipate doing so in the foreseeable future.

        All outstanding shares of common stock are fully paid and non-assessable, and any shares of common stock issued under this prospectus will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

        In the event of any liquidation, dissolution or winding-up of our affairs, holders of outstanding common stock at such time will be entitled to share ratably in our assets that are legally available for such purpose after payment or provision for payment of all of our debts and obligations, and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Anti-Takeover Effects of Provisions of Utah Law and Our Charter Documents

        The following paragraphs summarize certain provisions of the Utah Code and our Articles and Bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Utah Code and to our Articles and Bylaws, copies of which are on file with the SEC and are exhibits to documents previously filed by us. See "Where You Can Find More Information." Our Articles and Bylaws contain provisions that, together with the ownership position of our officers, directors, and their affiliates, could discourage potential takeover attempts and make it more difficult for shareholders to change management, which could adversely affect the market price of our common stock.

        Director Liability.    Our Articles limit the personal liability of our directors to our company and our shareholders to the fullest extent permitted by applicable law. The inclusion of this provision in our Articles may reduce the likelihood of derivative litigation against our directors and may discourage or deter shareholders or management from bringing a lawsuit against our directors for breach of their duty of care.

        Shareholder Action and Meetings of Shareholders.    Our Bylaws provide that shareholders wishing to propose business to be brought before a meeting of shareholders will be required to comply with various advance notice requirements. The inclusion of this provision in our Bylaws may deter our shareholders from submitting proposals for consideration at a meeting of shareholders.

        Classified Board of Directors.    Our Articles provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three-year terms. As a result, approximately one-third of the board of directors will be elected each year. We believe the classified board provision will help to assure the continuity and stability of the board of directors and the business strategies and policies of our company as determined by the board of directors. The classified board provision could also have the effect of discouraging a third party from making a tender offer or attempting to obtain control of our company. In addition, the classified board provision could delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

        Authorized but Unissued Shares.    Our authorized capital stock consists of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. As of July 23, 2018, we had approximately 50,660,548 shares of common stock outstanding and no shares of preferred stock outstanding. Accordingly, our Articles would permit us to issue up to 42,577,970 additional shares of common stock (after taking into account 6,761,482 shares reserved for issuance under existing employee benefit plans or pursuant to exercise of existing options), and up to 5,000,000 shares of preferred stock. However, such issuances would be subject to the rules of the NASDAQ Global Select Market, which in some cases may require shareholder approval or impose other limitations. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

        Utah Control Shares Acquisitions Act.    We are subject to the Control Shares Acquisitions Act, or Control Shares Act, as set forth in Section 61-6-1 to 61-6-12 of the Utah Code.

        The Control Shares Act provides that any person or entity that acquires control shares of an issuing public corporation in a control share acquisition is denied voting rights with respect to the acquired shares, unless a majority of the disinterested shareholders of the issuing public corporation elects to restore such voting rights.

        For purposes of the Control Shares Act:

  •
  a person or entity acquires "control shares" whenever it acquires shares that, not considering application of the Control Shares Act, would bring its voting power after the acquisition within any of the following ranges of voting power of the issuing public corporation: (i) 1/5 to (but less than) 1/3 of all voting power, (ii) 1/3 to (but less than) a majority of all voting power; or (iii) a majority or more of all voting power;

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  an "issuing public corporation" is any Utah corporation, other than a depository institution, that has (a) 100 or more shareholders, (b) a principal place of business, principal office or substantial assets within Utah, and (c) more than 10% of its shareholders resident in Utah, more than 10% of its shares owned by Utah residents or 10,000 shareholders resident in Utah; and

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  "control share acquisition" is generally defined as the direct or indirect acquisition (including through a series of acquisitions) of either ownership or voting power associated with issued and outstanding control shares (excluding voting power pursuant to a revocable proxy solicited by the issuing public corporation or its board of directors in connection with meetings of its shareholders).

        Under the Control Shares Act, any person or entity that acquires control shares pursuant to a control share acquisition acquires voting rights with respect to those shares only to the extent consent is granted by a majority of the disinterested shareholders of each class of capital stock outstanding prior to the acquisition. To obtain such consent, the acquiring person may file an "acquiring person statement" with the issuing public corporation setting forth the number of shares acquired and certain other specified information. Upon delivering the statement, an acquiring person or entity may request a special meeting of shareholders if it undertakes to pay the issuing public corporation's expenses of a special shareholders' meeting. Following receipt of such a request and undertaking, the directors of an issuing public corporation must call a special meeting (generally within 50 days) to consider the voting rights to be given to the shares acquired or to be acquired in the control shares acquisition. If no request for a special meeting is made, the voting rights to be accorded the control shares are to be presented at the issuing public corporation's next special or annual meeting of shareholders.

        If either (i) the acquiring person does not file an acquiring person statement with the issuing public corporation or (ii) the shareholders do not vote to restore voting rights to the control shares, the issuing public corporation may, if its articles of incorporation or bylaws so provide, redeem the control shares from the acquiring person at fair market value. Our Articles and Bylaws do not currently provide for such a redemption right.

        Unless otherwise provided in the articles of incorporation or bylaws of an issuing public corporation, all shareholders are entitled to dissenters' rights if the control shares are accorded full voting rights and the acquiring person has obtained control shares with at least a majority of voting power. Notice of such dissenter's rights must be sent to shareholders as soon as practicable thereafter. Our Articles and Bylaws do not currently deny such dissenters' rights.

        The directors or shareholders of a corporation may elect to exempt the stock of the corporation from the provisions of the Control Shares Act through adoption of a provision to that effect in the corporation's articles of incorporation or bylaws. To be effective, such an exemption must be adopted prior to the control shares acquisition. Neither our directors nor our shareholders have taken any such action.

        We expect the Control Shares Act to have an anti-takeover effect with respect to transactions not approve in advance by our board of directors. The Control Shares Act may also discourage takeover attempts that might result in a premium over the market price for the shares of common stock held by our shareholders.

        Business Combinations.    Under Sections 16-10a-1801 to 16-10a-1804 of the Utah Code and certain amendments to Section 16-10a-840 of the Utah Code, all of which took effect on May 9, 2017, we are prohibited from entering into a business combination, such as a merger, consolidation, recapitalization, asset sale, or disposition of stock, with any person that meets the definition of "interested shareholder" (discussed further below), including any entity that is, or after the business combination would be, an affiliate or associate of an interested shareholder, for a period of five years after the date such person became an interested shareholder, unless one of the of the following conditions is met:

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  the business combination, or the acquisition of stock that resulted in the person becoming an interested shareholder, was approved by our board of directors prior to the person becoming an interested shareholder;

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  the business combination is approved by a majority of our non-interested shareholders at a meeting called no earlier than five years after the date the person first became an interested shareholder; or

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  the cash and other consideration to be delivered to the holder of each share of our common stock meets certain minimum value criteria.

        For purposes of the business combination provisions, an "interested shareholder" includes any person who owns (or, in the case of affiliates and associates, did own within the last five years) 20% or more of that corporation's voting stock.

        These amendments may have an anti-takeover effect with respect to such business combinations.

Listing

        Our common stock is listed on the NASDAQ Global Select Market under the symbol "MMSI."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is ZB, National Association, dba Zions Bank.

 DESCRIPTION OF DEBT SECURITIES

        This section describes the general terms and provisions of the debt securities to which any prospectus supplement we may issue from time to time relates. As used in this prospectus, debt securities means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time as either senior or subordinated debt securities, which may be convertible into, or exchangeable for, shares of our common stock or other securities of the company on the terms applicable to such securities. If issued, our debt securities would be issued under an indenture between us and a trustee to be identified prior to the issuance of such debt securities. A form of such indenture is filed as an exhibit to this prospectus. However, the indenture applicable to any issuance of our debt securities may differ from such form. Consequently, any indenture applicable to the issuance of our debt securities will be filed as an exhibit to the prospectus supplement relating to such issuance and any differences between the form of indenture filed with this prospectus and the indenture filed with a prospectus supplement will be disclosed in such prospectus supplement. Any indenture we issue will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

        The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. Consequently, the statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are only summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures and the debt securities, including the definitions of certain terms provided therein. Particular terms of the debt securities offered by any prospectus supplement and the extent to which the general provisions described below apply to any series of debt securities will be described in the relevant prospectus supplement. Accordingly, we urge you to review the indenture and any supplemental indenture because they, and not this description or the description contained in any prospectus supplement, define the rights of prospective holders of debt securities we may issue.

General

        Unless otherwise specified in the indenture and the prospectus supplement relating thereto, the debt securities will likely be direct unsecured obligations of Merit. We anticipate that the senior debt securities, if any, will rank on parity with any of our other unsecured senior and unsubordinated debt, and the subordinated debt securities, if any, will be subordinate and junior in right of payment to any senior debt. Unsecured debt securities, if any, will be effectively junior to any existing or future secured debt. See "—Subordination."

        Unless otherwise specified in the indenture and the prospectus supplement relating thereto, the debt securities will likely be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. We anticipate that all debt securities of one series will not be issued at the same time and, unless otherwise provided, a series will likely be able to be reopened without the consent of the holders of the debt securities of such series for issuance of additional debt securities of such series.

        You should refer to the prospectus supplement relating to the particular series of debt securities for a description of the following terms of the debt securities offered thereby and by this prospectus:

  •
  the form and title of those debt securities, and whether they are senior or subordinated debt securities;

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  the aggregate principal amount of that series of debt securities;

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  the date or dates upon which the debt securities are payable, and whether the stated maturity may be extended or the method used to determine or extend those dates;

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  the purchase price or prices at which the debt securities are being offered or the method of determining those prices;

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  the rate or rates, if any, at which the debt securities will bear interest, which may be fixed or variable, the method by which such rate or rates shall be determined, the date or dates from which that interest will accrue, the interest payment dates on which that interest will be payable, or the method by which any of the foregoing will be determined;

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  our right, if any, to defer or extend an interest payment date and the regular record date, if any, for interest payable on any registered security on any interest payment date, or the method by which such will be determined;

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  the basis upon which interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

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  the place or places where payments on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable indenture;

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  the period or periods within which, the price or prices at which, the currency or currencies in which, and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option or the option of a holder (as defined in the indenture), if we or a holder is to have that option;

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  our obligation or right, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

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  if other than as expressed in the indenture, the denomination or denominations in which any registered securities or bearer securities of that series will be issuable;

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  if other than the trustee, the identity of each security registrar and/or paying agent;

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  any restriction or condition on the transferability of the debt securities of a particular series;

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  if other than the principal amount thereof, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity thereof under the indenture, or the method by which that portion will be determined;

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  if other than United States dollars, the currency or currencies in which principal, any premium and any interest on the debt securities will be payable or in which the debt securities will be denominated;

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  whether payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which those payments will be determined;

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  the applicability, if any, of the defeasance provisions, and any modifications to the related provisions of the indenture;

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  provisions, if any, granting special rights to holders of debt securities upon the occurrence of specified events;

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  any changes to the events of default or our covenants specified in the indenture with respect to the debt securities or any provision for the suspension of certain covenants based on credit ratings or other criteria applicable to us or securities issued by us;

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  if convertible or exchangeable, the terms upon which the debt securities may be converted or exchanged for our common stock or other securities;

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  if convertible or exchangeable, any applicable limitations on the ownership or transferability of the common stock or other securities into which they are convertible;

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  whether we are issuing the debt securities in whole or in part in global form and the depository for global or certificated debt securities;

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  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

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  if the debt securities are to be issuable in definitive form and any related conditions;

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  whether, under what circumstances and the currency in which we will pay any additional amounts on the debt securities as contemplated in the applicable indenture in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay such additional amounts (and the terms of any such option);

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  whether and the extent to which the debt securities are entitled to the benefits of any guarantees;

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  any provisions for collateral security for the debt securities repayment;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

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  any other specific terms, conditions, rights and preferences relating to the debt securities.

        Unless otherwise specified in a prospectus supplement, we anticipate that the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

        Debt securities may bear interest at a fixed rate or a variable rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

Events of Default

        Unless a prospectus supplement provides otherwise, we anticipate that the following will constitute "events of default" under the applicable indenture with respect to each series of debt securities:

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  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

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  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

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  default in the deposit of any sinking fund payment, when and as due by the terms of the debt securities of that series and the applicable indenture;

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  our failure to observe or perform any other of its covenants or warranties with respect to such debt securities for 90 days after we receive notice of such failure;

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  certain events relating to our bankruptcy, insolvency or reorganization; and

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  any other event of default provided with respect to debt securities of that series.

        It is also likely that if an event of default with respect to any debt securities of any series outstanding under an applicable indenture shall occur and be continuing, the trustee under such indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding will be able to declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series then outstanding to be due and payable immediately. However, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration will likely be automatic. Additionally, after any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series will likely be able to, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

        Indentures for any series of debt securities will likely provide that the trustee will not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture. We also anticipate that the trustee, subject to its duties during an event of default to act with the required standard of care, will also be able to require indemnification by the holders of the debt securities of any series with respect to which an event of default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under an indenture will likely be able to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that the trustee can refuse to follow any direction that it determines may not lawfully be taken or would be illegal or in conflict with the indenture or involve it in personal liability or which would be unjustly prejudicial to holders not joining in that proceeding.

        The trustee may also be required within 90 days after the occurrence of an event of default with respect to the debt securities of any series to give to the holders of the debt securities of such series notice of such event of default. Holders of a majority in principal amount of all debt securities of such series outstanding under an indenture will also likely be able to waive any past default under such indenture with respect to debt securities of any series, and any event of default arising therefrom, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        We anticipate that no individual holder of a debt security of any series will be able to institute any action against us under any indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless:

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  the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture;

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  the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee an indemnity reasonably satisfactory to it against the costs, expenses, and liabilities to be incurred in compliance with such request;

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  the trustee shall not have instituted such action within 60 days of such request; and

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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We also anticipate that the applicable indenture for any series of debt securities will require us to file annually with the trustee an officers' certificate certifying our compliance with all conditions and covenants under the terms of such indenture.

Modification and Waiver

        The indenture for a series of debt securities will likely allow us and the applicable trustee to amend and/or supplement the indenture for certain purposes which would not have a material adverse effect on the interests or rights of the holders of debt securities of a series without the consent of those holders. Modifications of, and amendments to, the indenture that would have a material adverse effect may be allowed with the consent of holders of a majority in principal amount of the outstanding debt securities of each series issued under the indenture that is affected by the modification or amendment. However, we anticipate that, without the consent of the holder of each outstanding debt security affected thereby, we will not be able to amend or modify the indenture to:

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  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities of any series;

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  reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any debt securities of any series;

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  change our obligation to pay any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities, as the case may be, except as otherwise contemplated by the applicable indenture;

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  reduce the amount of principal of an original issue discount debt security or any other debt security that would be payable upon declaration of acceleration of the maturity thereof;

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  change the place of payment where, or the currency in which, any debt security or any premium or interest thereon is payable;

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  impair the right of any holder to institute suit for the enforcement of any payment on or with respect to any debt security on or after the stated maturity thereof (or in the case of a redemption, on or after the redemption date);

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults thereunder and their consequences;

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  make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion rate or increases the conversion price of any convertible or exchangeable debt security; or

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  modify any of the above provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

        We expect that any indenture we issue will permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under such indenture which are affected by the modification or amendment to waive our compliance with certain covenants contained in the indenture. Also, we expect that any subordinated indenture will forbid us or the trustee from amending the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by such amendment.

Redemption of Securities

        Debt securities may be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

        After notice has been given as provided in the applicable indenture, we expect that if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Conversion of Securities

        The terms and conditions, if any, upon which any debt securities are convertible or exchangeable into shares of our common stock or any other securities of our company will be set forth in the applicable prospectus supplement relating thereto. We anticipate that such terms will include:

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  whether such debt securities are convertible or exchangeable into shares of our common stock or other securities of our company;

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  the conversion price (or manner of calculation thereof);

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  the conversion period;

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  provisions as to whether conversion will be at our option, the option of the holders or both;

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  any events requiring an adjustment of the conversion price and provisions affecting conversion or exchange in the event of the redemption of such debt securities; and

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  any restrictions on conversion or exchange.

Merger, Consolidation, or Sale of Assets

        Any indenture we issue under a prospectus supplement will likely prohibit us from consolidating with or merging with or into any other corporation or transferring all or substantially all of our property and assets as an entirety to any person, unless:

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  either we will be the continuing person, or the person (if other than us) formed by the consolidation or into which we are merged or to which all or substantially all of our properties and assets are transferred is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia which expressly assumes all of our obligations under each series of debt securities and the indenture with respect to each such series;

  •
  immediately before and immediately after giving effect to that transaction, no event of default and no event which, after notice or passage of time or both, would become an event of default has occurred and is continuing; and

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  we deliver to the trustee an officers' certificate and an opinion of counsel each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture complies with the indenture.

Limitation on Liens

        In the event we issue senior debt securities, we expect the applicable indenture to provide that we will not, directly or indirectly, create, incur, assume or suffer to exist any lien, encumbrance or security interest upon any of our property, assets or revenues, whether now owned or hereafter acquired, except for:

  •
  liens for taxes not yet due or which are being contested in good faith by appropriate proceedings;

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  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

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  pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

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  deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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  easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto;

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  liens, encumbrances or security interests in existence on the date of the first issuance by us of senior debt securities issued pursuant to the indenture;

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  liens, encumbrances or security interests securing our debt incurred to finance the acquisition of fixed or capital assets; and

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  liens, encumbrances or security interests on the property or assets of a corporation that becomes a subsidiary after the date of the indenture.

Defeasance

        If so specified in the prospectus supplement with respect to debt securities of any series, we will likely have the option of (1) being discharged from any and all obligations in respect of the debt securities of that series (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agencies, and hold money for payment in trust), or (2) not being subject to certain specified covenants with respect to the debt securities of that series as set forth in the related prospectus supplement, in each case if we deposit with the trustee, in trust, money or government obligations, which through the payment of interest thereon and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, the outstanding debt securities of that series on the dates such payments are due in accordance with the terms of such debt securities.

        To exercise any such option, we anticipate that the applicable indenture will require us to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities of that series to recognize income, gain or loss for federal income tax purposes and, in the case of a discharge pursuant to clause (1) in the immediately preceding paragraph, either a ruling to such effect received from or published by the United States Internal Revenue Service or an opinion that there has been a change in applicable federal income tax law to such effect.

Subordination

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions applicable to such subordinated debt securities. Particularly, such prospectus supplement will specify the extent to which a particular series of subordinated debt securities is subordinated to other of our indebtedness. However, unless otherwise noted in the applicable prospectus supplement, subordinated debt securities will likely be subordinate and junior in right of payment to any of our existing senior debt.

        Under a subordinated indenture, senior debt will likely mean all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

  •
  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

  •
  all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

  •
  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

  •
  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

  •
  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, we do not anticipate that senior debt will include:

  •
  any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, expressly provides that it has a subordinate or equal right of payment with the subordinated debt securities;

  •
  indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

  •
  any liability for federal, state, local or other taxes owed or owing by us; or

  •
  the portion of indebtedness we may incur in violation of the subordinated indenture.

        Unless otherwise noted in the prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will likely be unable to make any direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities. Furthermore, in the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will likely first be entitled to receive payment in full of all amounts due on the senior debt, including amounts due on acceleration, before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities. We also do not anticipate any indenture under a prospectus supplement limiting our ability to issue additional senior debt.

        Upon any distribution to our creditors in a liquidation, dissolution, or reorganization (whether voluntary or involuntary or in bankruptcy, insolvency or receivership), general assignment by us for the benefit of creditors or any other marshaling of our assets or liabilities, payment of the principal of, premium, if any, on and interest, if any, on the subordinated debt securities will be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all senior indebtedness. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior debt in accordance with the priorities then existing among such holders until all senior debt has been paid in full.

Global Securities

        If so specified in any prospectus supplement, debt securities of any series may be issued under a book-entry system in the form of one or more global securities. This means that one "global" debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

        We expect to deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement for each offering of such debt securities. Any person holding an interest in the global debt security through the depositary will be considered the "beneficial" owner of that interest. However, as is customary we will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

        We anticipate that the indenture pursuant to which we may issue global debt securities will only allow the depositary or its nominee to transfer a global debt security in its entirety and only in the following circumstances:

  •
  by the depositary for the registered global security to a nominee of the depositary;

  •
  by a nominee of the depositary to the depositary or to another nominee of the depositary; or

  •
  by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

        However, such restrictions will likely not apply to a global debt security if the depositary or its nominee, as applicable, exchanges the global debt security for registered debt securities issued in definitive form.

        We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement for the offering of that series. However, we anticipate that the provisions below will apply to all depositary arrangements for debt securities represented by a registered global security.

        Ownership of beneficial interests in a registered global security would be limited to (1) participants that have accounts with the depositary for the registered global security, and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Ownership of beneficial interests in the registered global security would be shown on, and the transfer of ownership interests would be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

        As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not be entitled to have the debt securities registered in their own names, receive or be entitled to receive physical delivery of debt securities of that series in definitive form or be considered the owners or holders of the debt securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

        We would make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. We expect that the depositary for any registered global security, upon receipt of such payment of principal (or premium, if any) or interest in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. However, none of Merit, the trustee or any other agent of Merit or of the trustee would have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We would issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days and under such other circumstances, if any, as may be described in an applicable prospectus supplement. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, would issue debt securities of the series in definitive form in exchange for the registered global security.

        We would register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

The Trustee

        Any indenture will likely provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, we anticipate that the trustee will be required to exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise of those rights and powers as a prudent person would exercise under similar circumstances in the conduct of such person's own affairs.

        The Trust Indenture Act, which will be incorporated by reference in any indenture we issue, contains limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. Under the Trust Indenture Act; however, the trustee is permitted to engage in other transactions with us or any affiliate, provided that if the trustee acquires any conflicting interest it must eliminate that conflict or resign.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer, or that selling security holders may offer for resale, under this prospectus.

        We may issue, and selling security holders may offer for resale, warrants to purchase shares of common stock. These warrants may be sold or offered independently or together with the common stock offered, and the warrants may be attached to or separate from these securities. Warrants may be issued in such amounts or in as many distinct series as we wish. We anticipate that any warrants will be issued under warrant agreements to be entered into between us and a warrant agent, as detailed in the applicable prospectus supplement relating to the warrants being offered. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell, or which are offered for resale by selling security holders, under this prospectus, as well as the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

Specific Terms of the Warrants

        The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

  •
  the title of the warrants;

  •
  the aggregate number of the warrants;

  •
  the price or prices at which the warrants will be issued;

  •
  the designation, amount, and terms of the shares of common stock purchasable upon exercise of the warrants;

  •
  if applicable, the date on and after which the warrants and the shares of common stock purchasable upon exercise of the warrants will be separately transferable;

  •
  the price or prices at which the common stock purchasable upon exercise of the warrants may be purchased;

  •
  the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

  •
  the minimum or maximum amount of the warrants which may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any provisions for adjustment of the number or amount of shares of our common stock receivable upon exercise of the warrants or the exercise price of the warrants;

  •
  a discussion of any federal income tax considerations; and

  •
  any other material terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder of the warrant to purchase shares of our common stock at the exercise price as shall be set forth in or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Upon receipt of payment and the warrant certificate properly completed and duly executed at the office indicated in the prospectus supplement, we would, as soon as practicable, forward the securities purchased upon such exercise. If less than all of the warrants represented by a warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants. Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the securities purchasable upon exercise, including the right to vote or to receive any payments of dividends on the shares of common stock purchasable upon exercise. Certificates for warrants to purchase securities would be exchangeable for new warrant certificates of different denominations.

Transfer Agent and Registrar

        The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer, or that selling security holders may offer for resale, under this prospectus. While the terms we have summarized below will apply generally to any units offered under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Current Report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units being offered, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell, or which are offered for resale by selling security holders, under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue, and selling security holders may offer for resale, units comprised of one or more shares of common stock and warrants in any combination. Each unit would be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit would have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Common Stock," "Description of Debt Securities," and "Description of Warrants" will apply to each unit and to any common shares, debt securities or warrants included in each unit, respectively.

Unit Agent

        The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

        We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary.

 PLAN OF DISTRIBUTION

        We or any selling security holders may from time to time offer and sell securities under this prospectus directly to purchasers or through underwriters, dealers or agents pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of these methods. Our securities may be distributed from time to time in one or more transactions at:

  •
  a fixed price or prices, which may be changed;

  •
  market prices prevailing at the time of sale;

  •
  prices related to such prevailing market prices; or

  •
  negotiated prices.

        Each time we or any selling security holders sell securities under this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the following information:

  •
  terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds to us from the offering, if applicable;

  •
  any underwriting discounts, concessions, commission or agency fees and other items constituting underwriters', dealers' or agents' compensation;

  •
  any delayed delivery arrangements; and

  •
  estimated offering expenses.

        We or any selling security holders may grant to the underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any option to purchase additional securities will be set forth in the prospectus supplement for those securities

        If an underwriter is utilized in the sale of securities under this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any selling security holders or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent.

        If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the applicable prospectus supplement, naming the underwriter, the nature of any such relationship.

        If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

        We or any selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

        Underwriters, dealers, and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them, and any profit realized by them on resale of the securities, may be deemed to be underwriting discounts and commissions. We or any selling security holders may enter into agreements to indemnify underwriters, dealers, and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

        Any common stock offered and sold under this prospectus is expected to be listed on The NASDAQ Global Select Market (or, if our common stock is listed on another national securities exchange at the time of such offering, on such other national securities exchange). Any of our other securities offered and sold under this prospectus may or may not be listed on a national securities exchange, as indicated in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. To facilitate the offering of securities, certain persons participating in the offering may (but are not obligated to) engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Such transactions may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

        If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies, and educational and charitable institutions. We anticipate that delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. We expect that any underwriters and agents engaged with respect to such delayed delivery contracts will not have any responsibility with respect to the validity or performance of such contracts.

        We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933, as amended. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

        The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

        Underwriters, dealers, and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

        Although we expect that delivery of securities generally will be made against payment on or about the second business day following the date of any contract for sale, we may specify a longer settlement cycle in the applicable prospectus supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to a trade expressly agree otherwise. Accordingly, if we have specified a longer settlement cycle in the applicable prospectus supplement for an offering of securities, purchasers who wish to trade those securities on the date of the contract for sale, or on one or more of the next succeeding business days as we will specify in the applicable prospectus supplement, will be required, by virtue of the fact that those securities will settle in more than two business days (T+2), to specify an alternative settlement cycle at the time of the trade to prevent a failed settlement and should consult their own advisors in connection with that election.

 LEGAL MATTERS

        The validity of the securities offered hereby is being passed upon for us by Parr Brown Gee & Loveless, a professional corporation, Salt Lake City, Utah. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

        The financial statements, and related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Merit Medical Systems, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and the financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

MERIT MEDICAL SYSTEMS, INC.

COMMON STOCK
DEBT SECURITIES
WARRANTS
UNITS

PROSPECTUS

July 24, 2018

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The registrant will bear expenses relating to the issuance and distribution of securities to be registered hereunder. The estimated expenses, other than underwriting or broker-dealer fees, discounts, and commissions, in connection with the offering are as follows:

Amount
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing fees and expenses		**
Rating agency and listing fees and expenses		**
Trustee and transfer agent fees and expenses		**
State securities and blue-sky fees and expenses		**
Miscellaneous		**

Total	$	**

*
We are registering an indeterminate amount of securities under this registration statement and, in accordance with Rule 456(b) and 457(r) under the Securities Act, are deferring payment of all of the registration fee, except for $6,930.00, which amount was previously paid with respect to $200,000,000 of securities that were previously registered pursuant to Registration Statement No. 333-193059. SEC registration fees are determined based upon the aggregate initial offering price of the securities being offered from time to time. As of the date of this registration statement, the Section 6(b) fee rate applicable to the registration of securities is $124.50 per million dollars.

**
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the specific securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers.

        We are a Utah corporation subject to the provisions of the Utah Corporations Act, which includes provisions related to indemnification of directors and officers, the key terms of which are summarized below. Each of the sections identified below are sections of the Utah Code and part of the Utah Corporations Act.

        Section 16-10a-902 allows a corporation to indemnify any individual made a party to a proceeding because he or she is or was a director of the corporation if (a) his or her conduct was in good faith, (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the best interests of the corporation, and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe such conduct was unlawful. Such indemnification is limited to reasonable expenses (including attorney's fees) incurred in connection with any such proceeding. The above notwithstanding, Section 16-10a-902(4)-(5) provides that the corporation may not indemnify a director in connection with:

  (i)
  any proceeding brought by or in the right of the corporation (including any derivative actions) if that director was adjudged liable to the corporation; and

  (ii)
  any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

        Section 16-10a-903 provides that, unless limited by its articles of incorporation, a corporation must indemnify a director who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred in connection with the proceeding or claim with respect to which he or she has been successful.

        Section 16-10a-904 allows a corporation to pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding upon certain affirmations, undertakings and determinations required thereunder.

        Section 16-10a-905 provides that, unless otherwise limited by a corporation's articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. The court may order such indemnification if it determines that the director is entitled to mandatory indemnification under Section 16-10a-903 or is otherwise fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

        Section 16-10a-906 provides a corporation may only indemnify a director pursuant to Section 16-10a-902 if a determination is made in the specific proceeding that indemnification is permissible in the circumstances and such indemnification is authorized by the corporation. Similarly, authorization is required for a corporation to advance expenses under Section 16-10a-904.

        Section 16-10a-907 provides that, unless otherwise limited by a corporation's articles of incorporation:

  (i)
  an officer of the corporation is entitled to mandatory indemnification under Section 16-10a-903 and is entitled to apply for court-ordered indemnification under Section 16-10a-905, in each case to the same extent as a director;

  (ii)
  the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director; and

  (iii)
  a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not an director to a greater extent than the right of indemnification granted to a director, if not inconsistent with public policy and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

        Section 16-10a-908 allows a corporation to purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation or who, while serving in any such capacity, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, in each case, against liability asserted against or incurred by the individual in that capacity or arising from his or her status as such. Such insurance may be purchased and maintained whether or not the corporation would have the power to indemnify any such person against the same liability under Sections 16-10a-902, 903 or 907.

        Under Section 16-10a-909, a provision treating a corporation's indemnification of, or advance for expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors or in a contract (except an insurance policy) or otherwise, will only be valid if and to the extent that provision is not inconsistent with Sections 16-10a-901 through 909. Additionally, if the articles of incorporation of a corporation limit indemnification or advancement of expenses, then such indemnification and advancement of expenses will be valid only to the extent not inconsistent with such articles.

        Our Articles require us to indemnify our directors and officers against liabilities incurred by them that result from acts performed by them in furtherance of the business of the corporation to the fullest extent permitted by Utah law.

        Our Bylaws also include mandatory indemnification provisions with respect to our directors and officers and discretionary indemnification provisions with respect to employees and agents, each subject to limitations generally reflecting the limitations on indemnification set forth in the Utah Corporations Act (as discussed above). Our Bylaws also allow us to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers (or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against any liability asserted against, or incurred by, him or her in such capacity or arising out of his or her status in such capacity, whether or not we would have the power to indemnify him or her against such liability under the indemnification provisions of our Bylaws or Utah law. We maintain insurance from commercial carriers against certain liabilities that may be incurred by our directors and officers.

        We have also entered into indemnification agreements with our directors and executive officers, pursuant to which we have, among other things, agreed to defend, indemnify and hold harmless each such person to the fullest extent permitted by the Utah Corporation Act if he or she is or was a party, or is threatened to be made a party, to any proceeding (other than derivative proceedings) by reason of his or her role as a director, officer or agent of the company or its subsidiaries. We have also agreed to defend, indemnify and hold harmless each such person to the fullest extent permitted by the Utah Corporations Act in connection with any derivative proceeding to which such person was or is, or is threatened to be made, a party if he or she acted in good faith and in a manner reasonably believed by him or her to be in the best interests of our company and shareholders, unless such person is found by a court to be liable to our company and shareholders in performance of his or her duties. Under these agreements, each person is presumed to have satisfied the applicable standard of conduct necessary to be indemnified by our company, a presumption that may only be rebutted by clear and convincing evidence to the contrary.

        Indemnification may also be granted to our directors and officers in the future pursuant to other agreements, amendments to our Articles or Bylaws or by vote of our shareholders or directors.

        The foregoing descriptions are summary in nature, do not describe all details regarding the indemnification of our officers, directors or controlling persons and are subject in its entirety by reference to the applicable provisions of the Utah Corporations Act, our Articles and Bylaws and such indemnification agreements.

Item 16.    Exhibits.

        The following exhibits required by Item 601 of Regulation S-K are filed herewith, have been filed previously with the SEC or will be filed, if necessary, after the effectiveness of this registration statement as an amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference herein.

Exhibit No.	Description	Filing Status
1.1	Form of underwriting agreement	To be filed, if applicable

3.1	Second Amended and Restated Articles of Incorporation, dated May 31, 2018	Form 8-K, filed May 31, 2018 (Exhibit No. 3.1)

3.2	Third Amended and Restated Bylaws, dated May 31, 2018	Form 8-K, filed May 31, 2018 (Exhibit No. 3.2)

4.1	Specimen certificate of common stock	Form S-18 filed October 19, 1989 (Exhibit No. 10)

4.2	Form of indenture	Filed herewith

4.3	Form of warrant agreement (including, if applicable, form of warrant certificate)	To be filed, if applicable

4.4	Form of unit agreement (including, if applicable, form of unit certificate)	To be filed, if applicable

5.1	Opinion of Parr Brown Gee & Loveless, a professional corporation	Filed herewith

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges	Filed herewith

23.1	Consent of Deloitte & Touche LLP	Filed herewith

23.2	Consent of Parr Brown Gee & Loveless, a professional corporation	Included in Exhibit 5.1, which is filed herewith

24.1	Power of attorney	Included in signature pages hereto

25.1	Form T-1 Statement of Eligibility of Trustee	To be filed, if applicable*

*
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of this registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the registrant's employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant for expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah on July 24, 2018.

MERIT MEDICAL SYSTEMS, INC.
By:	/s/ FRED P. LAMPROPOULOS
	Name:	Fred P. Lampropoulos
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this registration statement appears below hereby constitutes and appoints Fred P. Lampropoulos (President and Chief Executive Officer), Raul Parra, Jr. (Chief Financial Officer) and Brian G. Lloyd (Chief Legal Officer and Corporate Secretary), and each of them acting individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments (including any post-effective amendments) to this registration statement, and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto say attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that such attorneys-in-fact and agents, or any of them or their respective substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 24, 2018.

Signature	Capacity in Which Signed

/s/ FRED P. LAMPROPOULOS Fred P. Lampropoulos	President, Chief Executive Officer and Director (Principal executive officer)
/s/ RAUL PARRA, JR. Raul Parra, Jr.	Chief Financial Officer (Principal financial and accounting officer)
/s/ A. SCOTT ANDERSON A. Scott Anderson	Director
/s/ THOMAS J. GUNDERSON Thomas J. Gunderson	Director

Signature	Capacity in Which Signed

/s/ NOLAN E. KARRAS Nolan E. Karras	Director
/s/ DAVID M. LIU David M. Liu	Director
/s/ FRANKLIN J. MILLER Franklin J. Miller	Director
/s/ F. ANN MILLNER F. Ann Millner	Director
/s/ KENT W. STANGER Kent W. Stanger	Director
/s/ MICHAEL E. STILLABOWER Michael E. Stillabower	Director